Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No.333-197269, No.333-190598, No.333-188895 and No.333-150824) and Form S-8 (No.333-144170 and No. 333-197750) of JA Solar Holdings Co., Ltd. of our report dated April 27, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
April 27, 2015